Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Formation	Trade Names
Overstock Mexico, S. de R.L. de C.V.	Mexico	Overstock Mexico
OTravel.com, Inc.	Utah	OTravel.com
Overstock.com Travel
OTravel